Exhibit 8.1
     Tax opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC



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                                  LAW OFFICES
            GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC
                              THE GARRETT BUILDING
                            233 EAST REDWOOD STREET
                         BALTIMORE, MARYLAND 21202-3332

                                  410-576-4000
                                  ____________

                                Telex 908041 BAL
                                Fax 410-576-4246



410-576-4014
lbailey@gfrlaw.com





                                            July 28, 1999



First United Corporation
19 South Second Street
Oakland, Maryland 21550

         Re:      First United Corporation
                  First United Capital Trust
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to First United Corporation ("First United"), a Maryland corporation, in connection with the registration statement of First United and First United Capital Trust (the "Trust") on Form S-3, as amended (the "Registration Statement"), of which a prospectus (the "Prospectus") is a part, filed by First United and the Trust with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. This opinion is furnished pursuant to the requirements of Item 601(b)(8) of Regulation S-K.

         In connection with the opinion set forth below, we have examined the Registration Statement and certain other documents that we have deemed necessary to examine in order to issue the opinion set forth below. In rendering our opinion, we have assumed that each of the documents referenced above (a) has been duly authorized, executed, and delivered; (b) is authentic, if an original, or accurate, if a copy; and (c) has not been amended after execution thereof subsequent to our review.

         We express no opinions except as set forth below and our opinion is based solely upon the facts as set forth in the Registration Statement. Accordingly, we express no opinion as to tax matters that may arise if, for example, the facts are not as set forth in the Prospectus.

         Our opinion is also based on the representations of First United described in the Prospectus and the current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, and rulings, procedures and other pronouncements published by the United States Internal Revenue Service. Such laws, regulations, rulings and pronouncements, and judicial and administrative interpretations thereof, are subject to change at any time, and any such change may adversely affect the continuing validity of the opinion set forth below.



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         Based on the foregoing,  the statements of law or legal conclusions and opinions set forth in the Prospectus under the caption "Certain Federal Income Tax Consequences," subject to the assumptions and conditions described therein, constitute our opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name in the Prospectus under the caption "Certain Federal Income Tax Consequences."

         The foregoing opinion is limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any state, locality, or foreign country. We undertake no obligation to update the opinions expressed herein after the date of this letter.

                                              Very truly yours,

                                              GORDON, FEINBLATT, ROTHMAN,
                                              HOFFBERGER & HOLLANDER, LLC


                                             By: /s/ Lester D. Bailey
                                                 -------------------------------
                                                 Lester D. Bailey
                                                 Member

f7991.600



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